EXHIBIT 10.D

JOHNSON CONTROLS, INC.
DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

ARTICLE 1.
PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Deferred Compensation Plan for Certain Directors is to advance the Company’s growth and success, and to advance the interests of its shareholders, by attracting and retaining well-qualified directors upon whose judgment the Company is largely dependent for the successful conduct of its operations.

Section 1.2. Duration. The Plan was originally effective on September 25, 1991. The Plan was most recently amended and restated effective October 1, 2003. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2003; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an election in effect prior to October 1, 2003, without the Participant’s consent. The Plan shall remain in effect until terminated pursuant to the provisions of Article 9.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) “Account” means the record keeping account or accounts maintained to record the interest of each Participant under the Plan. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant’s behalf, and may consist of such subaccounts or balances as the Administrator may determine to be necessary or appropriate.

     (b) “Administrator” means the Employee Benefits Policy Committee of the Company.

     (c) “Beneficiary” means the person or persons entitled to receive the interest of a Participant in the event of the Participant’s death as provided in Section 5.5.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Committee” means the Corporate Governance Committee of the Board, which shall consist of not less than two members of the Board, each of whom shall be a non-employee director within the meaning of Rule 16b-3 of the Exchange Act.

     (f) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 12.

     (g) “Deferral” means the amount credited, in accordance with a Participant’s election, to the Participant’s Account under the Plan in lieu of payment in cash.

     (h) “Fair Market Value” means with respect to a Share, except as otherwise provided herein, the closing sales price of a Share on the New York Stock Exchange as of 4:00 p.m. EST on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Administrator.

     (i) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) divulging at any time any confidential information, technical or otherwise, obtained by a Participant in his capacity as a director, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or any subsidiary, or (3) refusing to furnish such advisory or consulting services as the Company may reasonably request and as the Participant’s health may permit, provided that such services shall be rendered as an independent contractor and not as an employee and that the Company shall pay reasonable compensation for such services, as well as reimbursement for expenses incurred in connection therewith.

     (j) “Investment Options” means the investment options offered under the Johnson Controls Savings and Investment (401k) Plan (excluding the Company stock fund), the Share Unit Account, and any other alternatives made available by the Administrator, which shall be used for the purpose of measuring hypothetical investment experience attributable to a Participant’s Account.

     (k) “Outside Director” means a member of the Board who is not an officer or employee of the Company or a subsidiary.

     (l) “Participant” means an Outside Director who has elected to make Deferrals hereunder. Where the context so requires, a Participant also means a former director who is entitled to a benefit hereunder.

     (m) “Plan” means the arrangement described herein, as from time to time amended and in effect.

     (n) “Share” means a share of common stock of the Company.

     (o) “Share Unit Account” means the account described in Article 6, which is deemed invested in Shares.

     (p) “Share Units” means the hypothetical Shares that are credited to the Share Unit Accounts in accordance with Article 6.

     (q) “Valuation Date” means each day when the United States financial markets are open for business, as of which the Administrator will determine the value of each Account and will make allocations to Accounts.

Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.
PARTICIPANTS

     Each Outside Director may elect to become a Participant under this Plan by providing a written election to make Deferrals to the Company on such form, in such manner and subject to such procedures as the Administrator may establish.

ARTICLE 4.
DEFERRED COMPENSATION

Section 4.1. Deferral Election. An Outside Director may elect, in the form and manner and within such time periods as specified by the Administrator after the individual is first eligible to become a Participant, to defer all or any part of his compensation as a director which is earned after the date of said election as he may specify in his election. Such election may be changed or revoked by the Outside Director during the period and in the form and manner specified by the Administrator. A Participant who fails to complete a new election for any period shall be deemed to have elected to continue his most recent election in effect without change. Any such compensation deferred pursuant to a valid election shall be credited by the Company to the Participant’s Account at the time it would have otherwise been paid to the Participant in cash.

Section 4.2. Investment Election. Amounts credited to a Participant’s Account shall reflect the investment experience of the Investment Options selected by the Participant. The Participant may make an initial investment election at the time of enrollment in the Plan (or with respect to a Participant who has an Account balance on the restatement effective date, within such period of time after such effective date as is specified by the Administrator) in whole increments of one percent (1%). A Participant may also elect to reallocate his or her Account, and may elect to allocate any future Deferrals, among the various Investment Options in whole increments of one percent (1%) from time to time as prescribed by the Administrator. Such investment elections shall remain in effect until changed by the Participant. All investment elections shall become effective as soon as practicable after receipt of such election by the Administrator or its designee, and must be made in the form and manner and within such time periods as the Administrator prescribes in order to be effective. In the absence of an effective election, the Participant’s Account shall be deemed invested in the Share Unit Account. Deferrals will be deemed invested in an Investment Option as of the date on which the Deferrals would have otherwise been paid to the Participant.

On each Valuation Date, the Administrator or its designee shall credit the deemed investment experience with respect to the selected Investment Options to each Participant’s Account.

Notwithstanding anything herein to the contrary, the Company retains the right to allocate actual amounts hereunder without regard to a Participant’s request.

ARTICLE 5.
DISTRIBUTION

Section 5.1. General. A Participant, at the time he commences participation in the Plan, shall make a distribution election with respect to his Account in such form and manner and within such time periods as the Administrator may prescribe. The election shall specify whether distributions shall be made in a single lump sum or annual installments of from two (2) to ten (10) years. A distribution election shall be effective only when it is received and approved by the Administrator, and shall remain in effect until modified by the Participant. A Participant may from time to time modify his distribution election by completing a revised distribution election in such form and manner and within such time periods as the Administrator may prescribe. The Administrator may refuse to honor a distribution election that is not completed in the manner and in such time as is prescribed by the Administrator. If no valid election is in effect, distributions shall be made in ten (10) annual installments.

Section 5.2. Manner of Distribution. The Participant’s Account shall be paid in cash in the following manner:

     (a) If payment is to be made in a lump sum, payment shall be made in the first calendar quarter following the year in which the Participant ceased to be a director (or on such earlier date after the Participant ceased to be a director as is approved by the Committee), and shall be in an amount equal to the balance of the Participant’s Account as of the Valuation Date immediately preceding the distribution date.

     (b) If payment is to be made in annual installments, the first annual payment shall be made in the first calendar quarter of the year following the year in which the Participant ceased to be a director(or on such earlier date after the Participant ceased to be a director as is approved by the Committee), and shall be in an amount equal to the value of 1/10th (or 1/9th, 1/8th, 1/7th, etc. depending on the number of installments elected) of the balance of the Participant’s Account as of the Valuation Date immediately preceding the distribution date. A second annual payment shall be made in the first calendar quarter of the second year after the year in which the Participant ceased to be a director (or on such earlier date as is approved by the Committee), and shall be in an amount equal to the value of 1/9th (or 1/8th, 1/7th, 1/6th, etc. depending on the number of installments elected) of the balance of the Participant’s Account as of the Valuation Date immediately preceding the distribution date. Each succeeding installment payment (if any) shall be determined in a similar manner, until the final installment which shall equal the then remaining balance of such account as of the Valuation Date immediately preceding the final distribution date. Notwithstanding the foregoing provisions, if the balance of a Participant’s Account at any time is less than $50,000 during the payout period, the remaining balance shall immediately be paid in the form of a lump sum.

     (c) Notwithstanding the foregoing, if the distribution under this Section 5.2 is made within six (6) months after the Participant ceases to be subject to Section 16(b) of the Exchange

Act, then the distribution shall be delayed until the date that is six (6) months plus one day after the date such Participant ceases to be subject to Section 16(b), unless the distribution is approved in advance by the Committee or the distribution will not result in any liability to the Participant under Section 16(b).

Section 5.3. Distribution in Event of Financial Emergency. If requested by a Participant while a director of the Company or a subsidiary and if the Administrator determines that a financial emergency has occurred in the financial affairs of the Participant, all or part of the Participant’s Account may be paid out to the Participant at the sole discretion of the Administrator in a cash lump sum or in such installment payments as the Administrator may specify. The amount to be distributed to the Participant shall only be such amount as is needed to alleviate the Participant’s financial hardship.

Section 5.4. Forfeiture of Distributions. If a Participant engages in Inimical Conduct prior to the distribution of the balance of his Account, the remaining balance of such Account shall be forfeited as of the date the Committee determines the Participant has engaged in Inimical Conduct. The Committee may suspend payments (without liability for interest thereon) pending its determination of whether the Participant has engaged in Inimical Conduct.

Section 5.5. Distribution of Remaining Account Following Participant’s Death. Each Participant may designate a beneficiary in such form and manner and within such time periods as the Administrator may prescribe. In the event of the Participant’s death prior to receiving all payments due hereunder, the remaining interest shall be paid to the Participant’s Beneficiary in a lump sum, unless the Committee determines that payments may continue in accordance with the distribution election in effect at the time of the Participant’s death. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation shall revoke the most recent designation, and the last designation received by the Company (or its delegee) while the Participant is alive shall be given effect. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution payable after the Participant’s death, and any distributions remaining upon the Beneficiary’s death shall be made to the Beneficiary’s estate. If there is no valid beneficiary designation in effect at the time of the Participant’s death, in the event the Beneficiary does not survive the Participant, or in the event that the beneficiary designation provides that the Beneficiary must be living at the time of each distribution and such designated Beneficiary does not survive to a distribution date, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a Beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Administrator has notice of such divorce or legal separation prior to payment..

Section 5.6. Tax Withholding. The Company shall have the right to deduct from any deferral or payment of cash made hereunder the amount of cash sufficient to satisfy the Company’s foreign, federal, state or local income tax withholding obligations with respect to such deferral or payment.

Section 5.7. Offset. The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 6.
RULES WITH RESPECT TO SHARE UNITS

Section 6.1. Valuation of Share Unit Account. When any amounts are to be allocated to a Share Unit Account (whether in the form of Deferrals or amounts that are deemed re-allocated from another Investment Option), such amount shall be converted to whole and fractional Share Units, with fractional units calculated to three decimal places, by dividing the amount to be allocated by the Fair Market Value of a Share on the effective date of such allocation. If any dividends or other distributions are paid on Shares while a Participant has Share Units credited to his Account, such Participant shall be credited with a dividend award equal to the amount of the cash dividend paid or Fair Market Value of other property distributed on one Share, multiplied by the number of Share Units credited to his Share Unit Account on the date the dividend is declared. The dividend award shall be converted into additional Share Units as provided above using the Fair Market Value of a Share on the date the dividend is paid or distributed. Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on Shares in the form of a right or rights to purchase shares of capital stock of the Company or any entity acquiring the Company, no additional Share Units shall be credited to the Participant’s Share Unit Account with respect to such dividend, but each Share Unit credited to a Participant’s Share Unit Account at the time such dividend is paid, and each Share Unit thereafter credited to the Participant’s Share Unit Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then attached to one Share.

Section 6.2. Transactions Affecting Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Shares, the Administrator may make appropriate equitable adjustments with respect to the Share Units credited to the Share Unit Accounts of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Administrator determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

Section 6.3. No Shareholder Rights With Respect to Share Units. Participants shall have no rights as a stockholder pertaining to Share Units credited to their Accounts.

ARTICLE 7.
ASSIGNMENT

     Except as permitted in Section 5.5, neither the Participant, nor his Beneficiary, nor his estate shall have any right or power to transfer, assign, pledge, encumber, alienate, anticipate or otherwise dispose of any rights or any distributions payable hereunder.

ARTICLE 8.
PARTICIPANTS’ RIGHTS UNSECURED

Section 8.1. Unsecured Claim. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company or a subsidiary.

Section 8.2. Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any subsidiary. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or Beneficiary, or any other person.

ARTICLE 9.
AMENDMENT AND TERMINATION OF THE PLAN

Section 9.1. General Authority. The Board may at any time amend or terminate the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) Deferrals to be made on or after the amendment or termination date; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued to the date of such amendment or termination (except as such Account balance may be reduced as a result of investment losses allocable to such Account) except as otherwise specifically provided herein. In addition, the Administrator may at any time amend the Plan to make administrative changes and changes necessary to comply with applicable law.

Section 9.2. Termination; Change of Control. Notwithstanding the foregoing, the Board may make the following amendments to the Plan without obtaining the consent of any individual with any interest hereunder:

     (a) In the event of the Plan’s termination, the Board may provide that all Deferral elections then outstanding be cancelled and that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Board, regardless of any distribution election then in effect.

     (b) The Board may amend the provisions of Article 10 prior to the effective date of a Change of Control.

ARTICLE 10.
CHANGE OF CONTROL

Section 10.1. Acceleration of Payment of Accounts. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined in Section 10.2), each Participant shall be entitled to receive a lump sum payment in cash of all amounts accumulated in such

Participant’s Account. In determining the amount accumulated in a Participant’s Share Unit Account, each Share Unit shall have a value equal to the higher of (a) the highest reported sales price, regular way, of a share of the Company’s common stock on the Composite Tape for New York Stock Exchange Listed Stocks during the six-month period prior to the date of the Change of Control of the Company and (b) the Fair Market Value of a Share on the last trading day preceding the date of distribution.

Section 10.2. Definition of a Change of Control. A Change of Control means any of the following events:

     (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either:

(1)	The then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2)	The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”),

provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control of the Company; or

     (b) Individuals who, as of May 24, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (c) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

     (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

ARTICLE 11.
ADMINISTRATION

Section 11.1. General. The Committee shall have overall authority with respect to administration of the Plan; provided that the Administrator shall have responsibility for the general operation and daily administration of the Plan as specified herein. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as “non-employee directors”, then the Board shall administer the Plan (with the assistance of the Administrator) and all references herein to the Committee shall be deemed to include the Board.

Section 11.2. Authority and Responsibility. In addition to the authority specifically provided herein, the Committee and the Administrator shall have the discretionary authority to take any action or make any determination it deems necessary for the proper administration of its respective duties under the Plan, including but not limited to: (a) prescribe rules and regulations for the administration of the Plan; (b) prescribe forms for use with respect to the Plan; (c) interpret and apply all of the Plan’s provisions, reconcile inconsistencies or supply omissions in the Plan’s terms; and (d) make appropriate determinations, including factual determinations, and calculations. Any action taken by the Committee shall be controlling over any contrary action of the Administrator. The Committee or Administrator may delegate its ministerial duties to a third party and to the extent of such delegation, references to the Committee or Administrator hereunder shall mean such delegee.

Section 11.3. Decisions Binding. The Committee’s and the Administrator’s determinations shall be final and binding on all parties with an interest hereunder.

Section 11.4. Procedures for Administration. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by the members of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. The Administrator’s determinations shall be made in accordance with such procedures it establishes.

Section 11.5. Indemnification. Service on the Committee or with the Administrator shall constitute service as a director or officer of the Company so that the Committee and Administrator members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee or Administrator services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors or officers of the Company.

Section 11.6. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan to the contrary, the Company shall have no liability to make any payment unless such payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee and the Administrator shall administer the Plan so that transactions under the Plan will be exempt from or comply with Section 16 of the Exchange Act, and shall have the right to restrict or rescind any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption or compliance to be met.

ARTICLE 12.
SUCCESSORS

     All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. This Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries and their heirs, executors, administrators and legal representatives.

ARTICLE 13.
DISPUTE RESOLUTION

Section 13.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 13.2 hereof.

Section 13.2. Arbitration.

     (a) Application. If a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim, such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitations provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel Johnson Controls, Inc. 5757 North Green Bay Avenue P.O. Box 591 Milwaukee, WI 53201-0591

     The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

     (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company complaint resolution procedure has been completed.

     (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

     (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

     (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

     (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.